EXHIBIT 10.75


                             SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT (this "Agreement") is made as of the 24th day of August 2007, by and BETWEEN YA GLOBAL INVESTMENTS, L.P. (hereafter "YA") and PORTFOLIO LENDERS (hereafter "Portfolio Lenders"), DR. LAWRENCE MARABLE (hereafter "Marable"), and DAVID J. LENIHAN (hereafter "Lenihan") (collectively, the "Subordinated Lenders").

                                   WITNESSETH

         WHEREAS, Portfolio Lenders and U.S. Helicopter Corporation (the "Borrower") are parties to that certain Convertible Note Purchase Agreement dated as of June 15, 2007 whereby the Borrower borrowed a total of $150,000 in principal (the "Portfolio Lenders Loan"); and

         WHEREAS, Marable and the Borrower are parties to that certain Convertible Note Purchase Agreement dated as of July 11, 2007 whereby the Borrower borrowed a total of $250,000 in principal (the "Marable Loan"); and

         WHEREAS, Lenihan and U.S. Helicopter Corporation (the "Borrower") are parties to that certain Convertible Note Purchase Agreement dated as of June 20, 2007 whereby the Borrower borrowed a total of $100,000 in principal (the "Lenihan Loan") (the Portfolio Lenders Loan, the Marable Loan and the Lenihan Loan shall collectively be referred to herein as the "Subordinated Loan"); and

         WHEREAS, pursuant to those certain securities purchase agreements (collectively, the "Securities Purchase Agreements") dated March 30, 2007, May 14, 2007, and August __, 2007 between YA and the Borrower, YA has made, or has agreed to make loans to the Borrower in the aggregate principal amount of Two Million Four Hundred Thousand and No/00 Dollars ($2,400,000.00) to the Borrower (all monetary obligations of the Borrower to YA under the Securities Purchase Agreements and related documents and debentures, including without limitation all principal, interest, redemption fees, costs, and expenses, whether now owed or hereafter arising are hereinafter referred to as the "YA Bridge Loan"); and

         WHEREAS, in addition to the YA Bridge Loan, the Borrower is indebted to YA under prior financing arrangements (the "Prior Financing Agreements") between YA and the Borrower in the aggregate principal amount in excess of $8,650,000 (the YA Bridge Loan and all monetary obligations of the Borrower to YA under the Prior Financing Agreements and related documents and debentures, including without limitation all principal, interest, redemption fees, costs, and expenses, whether now owed or hereafter arising are hereinafter referred to as the "YA Loan");

         WHEREAS, as a condition of increasing the YA Bridge Loan amount, YA has required the Subordinated Lenders to subordinate repayment of the Subordinated Loan and the lien/ security interest created in favor of the Subordinated Lenders (the "Subordinated Lien") to the YA Loan and the lien/ security interest created in favor of YA (the "YA Lien"), which shall confirm YA's first priority lien on the assets of the Borrower and its priority of payment.

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         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The Subordinated Loan and any and all documents entered into in connection therewith shall be and hereby are subordinated and the payment thereof is deferred until the full and final payment in cash of the YA Loan. The YA Lien shall be senior to the Subordinated Lien irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof. The Borrower shall not be permitted to pay, and the Subordinated Lenders shall not be permitted to receive, any payments (whether regularly scheduled payment of interest, principal, or otherwise) on the Subordinated Loan unless or until the YA Bridge Loan has been paid in full.

2. After the YA Bridge Loan has been paid in full, the Borrower shall be permitted to pay, and the Subordinated Lenders shall be permitted to receive, any regularly scheduled payment of interest or principal on the Subordinated Loan so long as (i) at the time of such payment, or after giving effect thereto, no default has occurred and is continuing under any of the YA Loans, and (ii) such payment is made solely from funds received in a financing or capital raising transaction and not out of any cash receipts, funds generated from the Borrower's operations, or through any strategic partnerships (including, without limitation, any cash receipts or funds from Delta Airlines or any other airline).

3. The subordination described in paragraph 1 above shall apply to all existing and future advances of funds to the Borrower by YA. In further consideration of this subordination agreement, 93,750 of the warrants issued to Portfolio Lenders in connection with the Portfolio Lenders Loan shall be re-priced to an exercise price of $0.01 per share, 156,250 of the warrants issued to Marable in connection with the Marable Loan shall be re-priced to an exercise price of $0.01 per share, and 62,500 of the warrants issued to Lenihan in connection with the Lenihan Loan shall be re-priced to an exercise price of $0.01 per share.

4. The terms of the Subordinated Loans (including, without limitation, the conversion price of any convertible debentures and the exercise price of any warrants issued in connection with the Subordinated Loan) shall not be adjusted based on any terms granted to YA under the YA Loan, and no adjustment or modification to the Subordinated Loan or any documents entered into connection therewith shall be made without YA's prior written consent.

5. The maturity date of the Subordinated Loan shall be extended to October 31, 2007.

6. This Agreement shall be binding upon and shall inure to the benefit of the Subordinated Lenders and YA and their respective successors and assigns.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

WITNESS:                                 PORTFOLIO LENDERS II, LLC



____________________________               /S/ THOMAS P. GALLAGHER
                                         ---------------------------------------



WITNESS:                                 DR. LAWRENCE MARABLE



____________________________               /S/ DR. LAWRENCE MARABLE
                                         ---------------------------------------



WITNESS:                                 DAVID J. LENIHAN



____________________________               /S/ DAVID J. LENIHAN
                                         ---------------------------------------



WITNESS:                                 YA GLOBAL INVESTMENTS, L.P.
                                         BY: YORKVILLE ADVISORS,
                                         ITS INVESTMENT MANAGER


____________________________               /S/ TROY RILLO
                                         ---------------------------------------


WITNESS:                                 U.S. HELICOPTER CORPORATION



____________________________               /S/ GEORGE J. MEHM, JR.
                                         ---------------------------------------